UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2007

DIVERSA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 526-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act of 1933, as amended (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934, as amended (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, as amended (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Reorganization

On February 12, 2007, Diversa Corporation, a Delaware corporation (“Diversa”) entered into an Agreement and Plan of Merger and Reorganization by and among Diversa, Concord Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Diversa (“Merger Sub”), Celunol, Corp., a Delaware corporation (“Celunol”), and William Lese, as the representative of Celunol’s stockholders (the “Merger Agreement”). Pursuant to the Merger Agreement, upon the closing of the transactions contemplated in the Merger Agreement (the “Closing”), Merger Sub will merge with and into Celunol, with Celunol continuing as the surviving corporation and a wholly-owned subsidiary of Diversa (including all of the transactions described in the Merger Agreement, the “Merger”). Under the terms of the Merger Agreement, Diversa will issue 15 million shares of its common stock (the “Merger Shares”) to Celunol securityholders in exchange for all the equity securities of Celunol, including shares that will be issuable under Celunol options and warrants that will be assumed by Diversa, which amount of shares is subject to reduction based on certain specified indebtedness and working capital tests for Celunol at the time of Closing. Following the Closing, based on Diversa’s current shares outstanding and assuming there is no reduction in the 15 million shares of common stock to be issued in connection with the Merger, Diversa’s stockholders will own approximately 76% of the combined company and Celunol’s securityholders will own approximately 24% of the combined company.

At the Closing, 1.5 million of the Merger Shares that are otherwise issuable to Celunol’s stockholders will be contributed to an escrow fund (the “Escrow Fund”), which will be available for 12 months after Closing to indemnify Diversa for damages incurred for Celunol’s breaches of its representations and warranties and pre-closing covenants and certain other matters. Diversa may only recover shares from the Escrow Fund for breaches which result in damages in excess of $50,000, and only when all such damages exceed $1 million in the aggregate, and only then for the amount of damages in excess of $1 million.

Mark Leschly, a director of Diversa, is a principal of Rho Capital Partners, Inc., which is affiliated with Rho Management Trust II, Rho Management Trust III and Rho Management Partners L.P., which are funds affiliated with other funds that are securityholders of Celunol. Certain affiliates of Rho Capital Partners, Inc. are also stockholders of Diversa. By virtue of Mr. Leschly’s position with Rho Capital Partners, Inc. and its affiliated funds, and the fact that certain of these affiliated funds will be entitled to consideration from Diversa in connection with the consummation of the Merger by virtue of being securityholders of Celunol, Mr. Leschly, directly or indirectly may be an interested director in connection with the Merger. Mr. Leschly’s affiliation with Rho Capital Partners, Inc. and its affiliated funds, including funds which are securityholders of Celunol and all other relevant material facts with respect to such affiliations and interests, were disclosed or known to all members of Diversa’s Board of Directors prior to their approval of the Merger.

The Merger Agreement includes customary representation, warranties, covenants and closing conditions for both parties. The Merger Agreement contains certain termination rights for both Diversa and Celunol, and further provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay the other party a termination fee of $6.0 million. Both parties have the right to terminate the Merger Agreement on or after August 15, 2007 so long as the terminating party is not in breach of the Merger Agreement and such breach is a principal failure of the Merger to occur by such date.

Subject to the Closing, the combined company’s Board of Directors is expected to consist of a total of six current Diversa directors and three current Celunol directors. Assuming Diversa’s 2007 annual meeting of stockholders has already occurred at the time of Closing, the Celunol directors who would join the combined company’s Board of Directors are: Michael Zak, who would be appointed to serve until the 2008 annual meeting of the combined company’s stockholders, Joshua Ruch, who would be appointed to serve until the 2009 annual meeting of the combined company’s stockholders and Carlos A. Riva, who would be appointed to serve until the 2010 annual meeting of the combined company’s stockholders.

Subject to the Closing and the execution of employment agreements with Diversa: (i) Carlos A. Riva, the President and Chief Executive Officer of Celunol, will become the President, Chief Executive Officer and a director of the combined company, and (ii) John A. McCarthy, Jr., the Executive Vice President and Chief Financial Officer of Celunol, will become the combined company’s Chief Financial Officer.

In connection with the Merger and subject to the Closing, the Compensation Committee of Diversa’s Board of Directors have approved certain transitional employment agreements with certain of Diversa’s officers as described in greater detail under Item 5.02 of this Current Report on Form 8-K.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 2.1, and incorporated herein by reference. A copy of the joint press release issued by Diversa and Celunol announcing the transaction is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Carlos Riva Letter Agreement

Pursuant to the terms of a letter agreement between Diversa and Mr. Riva executed concurrently with the execution of the Merger Agreement, Diversa and Mr. Riva have agreed to negotiate expeditiously and in good faith the terms of an employment agreement between Mr. Riva and Diversa. If, notwithstanding such efforts, Mr. Riva and Diversa are unable to agree on the terms of an employment agreement, then Mr. Riva has agreed that he will accept the terms of employment as President and Chief Executive Officer of the combined company outlined in a proposed offer letter (the “Proposed Offer Letter”) which, if it became operative, would be effective at the Closing. Diversa has agreed that if Mr. Riva enters into the Proposed Offer Letter, the condition to closing in the Merger Agreement related to Mr. Riva’s execution of an employment agreement with Diversa would be satisfied.

The foregoing description of the letter agreement between Diversa and Mr. Riva is qualified in its entirety by reference to the letter agreement attached hereto as Exhibit 10.1, and incorporated herein by reference.

Voting Agreements

Concurrent with the execution of the Merger Agreement, Diversa and certain stockholders of Celunol who beneficially own approximately 77% of the fully diluted capitalization of Celunol, and Celunol and certain stockholders of Diversa who beneficially own approximately 22% of the outstanding common stock of Diversa, respectively, entered into Voting Agreements (the “Voting Agreements”). The Voting Agreements restrict the transfer of shares of Diversa common stock by certain Diversa stockholders and the transfer of shares of Celunol stock, options and warrants held by certain Celunol stockholders and include proxies granted by each party’s stockholders to the other party (i) in the case of the Voting Agreement signed by Celunol stockholders, to vote up to 35% of each class of stock or combined classes of stock outstanding in favor of approving the Merger and related transactions and against any actions that could adversely affect consummation of the Merger and (ii) in the case of the Voting Agreement signed by Diversa stockholders, to vote all shares held by such holders in favor of the Merger and related transactions and against any actions that could adversely affect consummation of the Merger.

The foregoing description of the Voting Agreement among Diversa and certain stockholders of Celunol is qualified in its entirety by reference to the Form of Voting Agreement attached hereto as Exhibit 2.2, and incorporated herein by reference. The foregoing description of the Voting Agreement among Celunol and certain stockholders of Diversa is qualified in its entirety by reference to the Form of Voting Agreement attached hereto as Exhibit 2.3, and incorporated herein by reference.

Lock-up Agreements

Concurrent with the execution of the Merger Agreement, certain Celunol securityholders who beneficially own approximately 74% of Celunol’s capital stock on a fully-diluted basis, have executed a Lock-up Agreement with Diversa, pursuant to which such Celunol securityholders have agreed not to sell, assign or otherwise transfer the Merger Shares they receive in connection with the Merger, subject to certain permitted exceptions, during the period starting on the Closing Date and ending on the earlier of (i) 180 days after the Closing Date or (ii) December 1, 2007 (the “Celunol Lock-up Agreements”). Similarly, concurrent with the execution of the Merger Agreement, certain Diversa securityholders who beneficially own approximately 22% of Diversa’s common stock as of the date of the Merger Agreement, have executed a Lock-up Agreement with Diversa, pursuant to which such Diversa securityholders have agreed not to sell, assign or otherwise transfer the shares of Diversa common stock they own at the time of the Closing, subject to certain permitted exceptions, during the period beginning on the Closing and ending on the earlier of (i) 180 days after the Closing Date or (ii) December 1, 2007 (the “Diversa Lock-up Agreements”).

The foregoing description of the Celunol Lock-up Agreements and the Diversa Lock-up Agreements are qualified in their entirety by reference to the Form of Celunol Lock-up Agreement and Form of Diversa Lock-up Agreement attached hereto as Exhibits 2.4 and 2.5, respectively, and incorporated herein by reference.

Promissory Note

In accordance with the terms of the Merger Agreement, on February 12, 2007, Celunol issued to Diversa an unsecured promissory note pursuant to which Diversa has agreed to lend Celunol up to $20 million (the “Promissory Note”). Any principal outstanding under the Promissory Note accrues interest at 9% per annum. The Promissory Note permits Celunol to draw down one-third of the aggregate $20 million available under the Promissory Note during each of the following three periods: on or before March 10, 2007; between March 10, 2007 and April 20, 2007; and after April 20, 2007; respectively, and any amounts not borrowed in any one period will be made available for borrowing in subsequent periods. Under the terms of the Promissory Note, to the extent that Celunol has borrowed the full $20 million under the Promissory Note and desires to borrow additional funds, Diversa has a right of first refusal to be the lender for any such additional borrowings. The Promissory Note includes provisions for acceleration of the outstanding principal and interest under such note in the event that, among other things, any break-up fee becomes payable by Celunol to Diversa pursuant to the Merger Agreement.

The foregoing description of the Promissory Note is qualified in its entirety by reference to the Promissory Note attached hereto as Exhibit 10.2, and incorporated herein by reference.

Second Amendment to Rights Agreement

As of February 12, 2007, Diversa entered into the Second Amendment to Rights Agreement (the “Amendment to Rights Agreement”), amending that certain Rights Agreement, dated as of December 13, 2000 by and between Diversa and American Stock Transfer & Trust Company, as amended (the “Rights Agreement”). The Amendment to Rights Agreement serves to exclude the pending Merger from triggering a distribution of rights dividends under the Rights Agreement.

The foregoing description of the Amendment to Right Agreement is qualified in its entirety by reference to the Amendment to Rights Agreement attached hereto as Exhibit 4.1 and incorporated herein by reference.

Indemnity Agreements

On February 12, 2007, Diversa entered into indemnity agreements with Cheryl Wenzinger and Fernand Kaufmann, Ph.D., both members of Diversa’s Board of Directors, pursuant to which Diversa will advance certain expenses and indemnify Ms. Wenzinger and Dr. Kaufmann in connection with claims resulting from their service to Diversa (the “Indemnity Agreements”).

The foregoing description of the Indemnity Agreements is qualified in its entirety by reference to the Form of Indemnity Agreement entered into between Diversa and its other directors and executive officers filed as an exhibit to Diversa’s Registration Statement on Form S-1 (No. 333-92853) originally filed with the Securities and Exchange Commission on December 16, 1999, as amended, and incorporated herein by reference.

Additional Information about the Merger and Where to Find It

Diversa intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement/prospectus and other relevant documents in connection with the proposed Merger between Diversa and Celunol and related transactions. Investors and securityholders of Diversa and Celunol are urged to read the proxy statement/prospectus (including any amendments or supplements to the proxy statement/prospectus) and other relevant materials when they become available, because they will contain important information about Diversa, Celunol, and the proposed Merger and related transactions. Investors may obtain a free copy of these materials (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. A free copy of the proxy statement/prospectus, when it becomes available, may also be obtained from Diversa by directing a request to: Diversa Corporation, 4955 Directors Place, San Diego, CA 92121, Attn: Investor Relations. In addition, investors may access copies of the documents filed with the SEC by Diversa on Diversa’s website at www.diversa.com.

Participants in the Solicitation

Diversa and its executive officers and directors and Celunol and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Diversa in connection with the proposed Merger between Diversa and Celunol and related transactions. Information regarding the special interests of these executive officers and directors in the proposed Merger and related transactions will be included in the proxy statement/prospectus referred to above. Additional information regarding the executive officers and directors of Diversa is also included in Diversa’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 5, 2006. This document is available free of charge at the SEC’s website at www.sec.gov and from Investor Relations at Diversa at the address described above.

Forward-Looking Statements

The foregoing statements regarding the proposed Merger between Diversa and Celunol includes forward looking statements, which are subject to risks and uncertainties, including but not limited to the possibility that the proposed Merger with Celunol may not ultimately close for any of a number of reasons, such as either company not obtaining the requisite stockholder approval for the Merger or related matters; the possibility that the combined company will be unable to meet The NASDAQ Stock Market LLC’s continued listing requirements after the closing of the Merger; that Diversa will forego business opportunities while the Merger is pending; that prior to the closing of the Merger, the businesses of Celunol and Diversa, including the retention of key employees, may suffer due to uncertainty; that, in the event the Merger is completed, the combination of Diversa and Celunol may not result in a stronger company; that the technologies of the two companies may not be compatible; and that the parties may be unable to successfully execute their integration strategies or realize the expected benefits of the Merger.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K with respect to the Promissory Note is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth above under Item 1.01 of this Current Report on Form 8-K with respect to the Amendment to Rights Agreement is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 11, 2007, the Compensation Committee of Diversa’s Board of Directors (the “Committee”) approved certain transitional employment agreements with Edward T. Shonsey, Diversa’s Chief Executive Officer and Anthony E. Altig, Diversa’s Senior Vice President, Finance and Chief Financial Officer (together, the “Executives”) setting forth the terms of the Executives’ continued employment with Diversa following the execution of the Merger Agreement. Additionally, on February 11, 2007, Diversa approved the grant of a restricted stock bonus award to Mr. Altig.

Executive Agreements

Under the terms of the agreements, the Executives will resign their employment upon the Closing of the Merger, or such other date as is requested by Diversa’s Board of Directors. Diversa will pay each Executive’s salary and continue health insurance coverage for 12 months from the date of such Executive’s termination.

The Executives will receive 2006 performance bonuses for the following amounts:

•	Mr. Shonsey - $263,000, payable following public announcement of the execution of the Merger Agreement; and

•	Mr. Altig - $156,005, payable pursuant to Diversa’s standard bonus practice and schedule.

Each Executive will also receive the following retention incentive bonuses, payable following the effective date of such Executive’s resignation of employment:

•	Mr. Shonsey - $272,300 and Mr. Altig - $225,000.

Under the terms of the agreements, provided that the Executive does not engage in certain prohibited actions following termination of employment, Diversa will continue to allow vesting of the Executive’s restricted stock awards on a quarterly basis over the two year period following termination. Additionally, to the extent that Mr. Altig’s stock options are unexercised as of his termination, the unexercised options will be cancelled, and in consideration of the cancellation of his stock options Mr. Altig will automatically receive a restricted stock bonus award for a number of shares with an equivalent Black-Scholes value of his cancelled options, as determined by Diversa’s accountants, which valuation will assume that the cancelled options would otherwise have expired on March 1, 2009.

Mr. Altig will not receive any further benefits under his agreement in the event that he is terminated for cause.

If payments under the agreements are Section 280G parachute payments that are subject to excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), Diversa will pay to such Executive either a payment that is reduced so that there would be no tax or an amount (which shall be no more than the total payment contemplated by the agreement), which after taking into account all applicable taxes, would provide such Executive with the greatest payment on an after-tax basis.

All payments to be made under the agreements that are subject to the six-month delay in distribution requirement imposed on specified employees of publicly traded companies by Section 409A(a)(2)(B)(i) of the Code shall either be accelerated or delayed to the minimum extent necessary so that such benefits will be paid in compliance with the requirements of Section 409A.

Restricted Stock Bonus Award

On February 11, 2007, Mr. Altig was granted a restricted stock bonus award for 20,000 shares (the “Shares”) of Diversa common stock under Diversa’s 1997 Equity Incentive Plan. 25% of the Shares vest upon execution of the Merger Agreement and 25% of the Shares shall vest upon the Closing of the Merger. If the Closing occurs, the remaining 50% of the Shares shall vest in equal quarterly installments over the succeeding eight calendar quarters following the Closing. However, vesting of the award shall immediately cease if Mr. Altig engages in certain prohibited behavior.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger and Reorganization, dated as of February 12, 2007, by and among Diversa Corporation, Concord Merger Sub, Inc., Celunol Corp., and William Lese.

2.2	Form of Voting Agreement, dated as of February 12, 2007, by and among Diversa Corporation and certain stockholders of Celunol Corp.

2.3	Form of Voting Agreement, dated as of February 12, 2007, by and among Celunol Corp. and certain stockholders of Diversa Corporation.

2.4	Form of Lock-up Agreement by and between Diversa Corporation and certain stockholders of Celunol Corp.

2.5	Form of Lock-up Agreement by and between Diversa Corporation and certain stockholders of Diversa Corporation.

4.1	Second Amendment to Rights Agreement, dated as of February 12, 2007, by and between Diversa Corporation and American Stock Transfer & Trust Company.

10.1	Letter Agreement, dated February 12, 2007, by Diversa Corporation and Carlos A. Riva.

10.2	Promissory Note, dated February 12, 2007, by Celunol Corp. for the benefit of Diversa Corporation.

10.3	Form of Indemnity Agreement between Diversa and its directors and executive officers filed as an exhibit to Diversa’s Registration Statement on Form S-1 (No. 333-92853) originally filed with the Securities and Exchange Commission on December 16, 1999, as amended, and incorporated herein by reference.

99.1	Joint Press Release of Diversa Corporation and Celunol Corp. dated February 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSA CORPORATION

Dated: February 12, 2007	By:	/s/ Anthony E. Altig
	Name:	Anthony E. Altig
	Title:	Senior Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
2.1	Agreement and Plan of Merger and Reorganization, dated as of February 12, 2007, by and among Diversa Corporation, Concord Merger Sub, Inc., Celunol Corp., and William Lese.

2.2	Form of Voting Agreement, dated as of February 12, 2007, by and among Diversa Corporation and certain stockholders of Celunol Corp.

2.3	Form of Voting Agreement, dated as of February 12, 2007, by and among Celunol Corp. and certain stockholders of Diversa Corporation.

2.4	Form of Lock-up Agreement by and between Diversa Corporation and certain stockholders of Celunol Corp.

2.5	Form of Lock-up Agreement by and between Diversa Corporation and certain stockholders of Diversa Corporation.

4.1	Second Amendment to Rights Agreement, dated as of February 12, 2007, by and between Diversa Corporation and American Stock Transfer & Trust Company.

10.1	Letter Agreement, dated February 12, 2007, by Diversa Corporation and Carlos A. Riva.

10.2	Promissory Note, dated February 12, 2007, by Celunol Corp. for the benefit of Diversa Corporation.

10.3	Form of Indemnity Agreement between Diversa and its directors and executive officers filed as an exhibit to Diversa’s Registration Statement on Form S-1 (No. 333-92853) originally filed with the Securities and Exchange Commission on December 16, 1999, as amended, and incorporated herein by reference.

99.1	Joint Press Release of Diversa Corporation and Celunol Corp. dated February 12, 2007.